EXHIBIT 10.55

INSTALLMENT NOTE
INSTALLMENT INTEREST INCLUDED

Escrow No:

$300,000.00	Mission Viejo, California
March 12, 2004

1.             PROMISE TO PAY: In installments as herein stated, for value received, ELECTROPURE HOLDINGS, LLC, a California limited liability company, a wholly owned subsidiary of ELECTROPURE, INC., a California corporation, (hereinafter referred to as Debtor) promises to pay to Holder/Payee, PUROVIDA, LLC, a California limited liability company, or order, at a place designated by the beneficiary as 969-G Edgewater Blvd., #177, Foster City, California 94404, the sum of $300,000.00 U.S. Dollars OR SUCH SUM AS MAY BE ADVANCED BY HOLDER UP TO AN ADDITIONAL $100,000.00, with interest thereon from March 18, 2004, on the unpaid principal, at the rate of twelve (12%) per cent per annum in quarterly installments of                  Dollars ($42,736.92)  OR MORE on the 18th day of each and every quarter, beginning on June 18, and continuing until March 18, 2006 at which time the entire balance of unpaid principal and accrued interest shall become all due and payable.

2.             ADVANCES OF FUNDS:   The sum of up to $400,000.00 shall be advanced to Debtor in two installments as follows: (a) the first installment of $300,000.00 upon the date of close of escrow of this transaction and (b) the second installment of up to $100,000.00 no later than 60 days from the date of close of escrow of this transaction.  Interest shall accrue upon the principal balance from the date such principal is advanced to the Debtor.

3.             MORTGAGE BROKERAGE FEE: At close of escrow Debtor hereby irrevocably assigns to Mortgage Brokers (William F. Garlock & Company, Inc. and Pacific First Group) the following fees from the loan proceeds advanced to Debtor:

(a) $55,000.00 to be paid to William F. Garlock & Company, Inc. (one-half of which shall be paid to Andrew Litton as a Finder’s Fee) ;

(b) $5,000.00 to Pacific First Group.

(c)  Warrants for Common Stock in Electropure, Inc. to purchase up to 80,000 shares at $0.20 per share (one-half of which will be in the name of Andrew Litton and one-half of which will be in the name of William F. Garlock & Company, Inc.)

4.             GUARANTY: ELECTROPURE, INC. and ANTHONY FRANK, (hereinafter referred to as Guarantors) herein promise unconditionally to jointly and severally personally guaranty the performances due hereunder.  Guarantors jointly and severally agree that the financial statements and credit reports of each of them have been provided to the Holder for the purposes of inducing the Holder to enter into this transaction, and each does hereby agree and acknowledge that the Holder is entitled to rely and does rely on such financial statements and credit reports as have been provided to Holder as of the date of execution of this Note.  Guarantors hereby irrevocably waive his/her/their rights and defenses against this obligation under the law, including without limitation the following: the provisions of

Cal. Civ. Code §2845 (requiring the creditor to proceed against the principal); §2850 (requiring the creditor to proceed against the property of the principal first); §2849 (surety entitled to benefits of securities held by creditor); any rights he/she/they may have by reason of an election of remedies by the Holder even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation has destroyed the guarantor’s rights of subrogation and reimbursement against the principal by the operation of law including without limitation C.C.P. §580d; any disability or defense of Debtor; any modification or change in the terms of the indebtedness whatsoever, including without limitation, the renewal, extension, acceleration, or other change in the time payment of the indebtedness is due and any change in the interest rate; and any rights or defenses he/she/they may have because the obligations herein are secured by real property of the Guarantors.  Guarantors understand and agree that the foregoing waivers are unconditional and irrevocable waivers of substantive rights and defenses to which Guarantors might otherwise be entitled under state and federal law.  Guarantors acknowledge that he/she/they have provided these waivers of rights and defenses with the intention that they be fully relied upon by Holder.  Until all indebtedness is paid in full, Guarantors waive any right to enforce any remedy Guarantors may have against Debtor or any other guarantor, surety, or other person, and further Guarantors waive any right to participate in any collateral for the indebtedness now or hereafter held by Holder.  Guarantors agree that Holder may proceed against the Guarantors without first proceeding against the Borrower, and may proceed against the Guarantors personally without first resorting to the security for the Second Note, Assignment of Rents, or UCC-1 Financing Statement.  The obligations under this Note and its related documents shall survive termination of the Note.

5.             WARRANTIES AND REPRESENTATIONS: Debtor warrants and represents that at the time of closing this transaction there shall be no other debt outstanding which shall have priority over this Note other than the First Note and deed of trust in the amount of $2,000,000.00 owed to Universal Bank.  Debtor understands and acknowledges that these representations and warranties are a material consideration without which Holder would not have advanced funds for this Note, and that Debtor has provided these representations and warranties with the intention that they be fully relied upon by Holder.  Debtor shall fully indemnify and hold harmless Holder against any claims of third parties that such third parties have priority rights as against Holder.  Guarantor does hereby agree that Guarantor’s guaranty of the Debtor’s obligations under this Note shall apply to the obligations set forth in this paragraph, as well as to the other obligations set forth in this agreement.

6.             INDEMNITY BY DEBTOR AND GUARANTORS: Debtor and Guarantors, jointly and severally, shall indemnify and hold harmless the Holder against any and all third party claims or demands arising out of those certain exceptions to title as described in the Declaration of Covenants, Conditions, Restrictions and Reservation of Easements for Plaza Pointe” recorded August 9, 1978, in Book 12791, Page #1893, and that certain Third Revised Laguna Hills Business Center Planned Community Development Plan” recorded May 15, 1992 as document #92-324522 in the official records of Orange County, California This obligation shall survive termination of this Note.

7.             HOLDER SUBORDINATION: Holder agrees that this Note and deed of trust may be subordinated to a new First Note and Deed of Trust not to exceed $2,340,000.00 (the Replacement First Note) provided that the Subordination Agreement attached hereto and incorporated herein by reference has been executed by Holder and Debtor, and provided that the sums advanced above $2,275,000.00, up to the sum of $65,000.00 from such Replacement First Note (“Excess Fund”), shall be reserved in an escrow account to be converted to an irrevocable Letter of Credit within 30 days of close of escrow of the Replacement First Note, which shall be drawn upon each quarter by Holder to be applied to the payments to be made on this Second Note as such payments become due.  Debtor shall pay for all costs and expenses associated with the said escrow account and with the purchase of the Letter of Credit.  Notwithstanding the foregoing, in the event that the amount in the said Excess Fund is not sufficient to pay the payments due under this Note, Debtor promises to pay timely all of such sums due under this Note, and Guarantor acknowledges such promise.

8.             PRE-PAYMENT PRIVILEGE: Privilege is reserved to pay more than the sum due at any time by pre-paying principal and accrued interest during the term of the Note.

9.             LATE CHARGE: In the event that any payment, or portion thereof, due hereunder is not received by the Payee within 10 days after the due date thereof, the parties hereto agree that it would be difficult to fix the actual damages for such breach and therefore the undersigned agrees to pay to Payee, in addition to the regular quarterly payment, a late charge of 10% of the payment due the first time such payment is late, a late charge of 12% of the payment due the second time such payment is late, a late charge of 15% of the payment due each successive time the payment is late.

10.           ANNUAL OPERATING STATEMENT: Debtor will provide Beneficiary (Holder) at the address set forth herein with a copy of his/her/its Annual Operating Statement within 45 days of close of business (December 31st) of each year.

11.           MONTHLY PROOF OF PAYMENT OF FIRST LOAN: Guarantor shall provide Beneficiary (Holder) at the address set forth herein monthly copies of the check or other instrument issued to the Holder of the First Note or the replacement First Note showing proof of payment of the First Note.

12.           PAYMENTS OF AMOUNTS DUE: Each payment shall be credited on interest then due, and the remainder on principal, and interest shall thereupon cease upon the principal so credited.  Should default be made in payment of any installment when due the whole sum of principal and interest shall be due at the option of the holder of this Note.  Principal and interest shall be paid in lawful money of the United States of America.  In any action to enforce this Note, or the obligations set forth in its related documents, Debtor and Guarantor jointly and severally promise to pay the Holder of this Note all attorneys fees and costs incurred in such action.

13.           DEED OF TRUST AND OTHER SECURITY: This Note is secured by a Deed of Trust in which the Holder is the Beneficiary and First American Title Company is the Trustee, and

Debtor is the Trustor, which Deed of Trust shall be recorded at close of escrow of this transaction..  This Note is also secured by said Second Assignment of Rents and a Second UCC-1 Financing Statement (together with the Second Deed of Trust, collectively hereinafter referred to as the Second Note Documents), all of which shall be incorporated herein by reference, which shall be recorded at close of escrow.  Guarantors agree and acknowledge that all of the security instruments referred to herein shall be construed to have been perfected as of the date of execution of this Second Note.  Guarantors agree to indemnify and hold harmless Holder against any third party claims of priority interests in and to the secured collateral, other than those claims of the First Note Holder arising under the First Note and the First Note Documents.

14.           CONVERSION OF DEBT TO STOCK: At the sole discretion of the Holder, at any time during the term of this Note, Holder may convert all or part of this Debt obligation to equity in the Debtor by purchase of the Debtor’s common stock of any series then authorized but as yet not issued, at the purchase price then prevailing at the time of said conversion..

15.           WARRANTS EXERCISABLE BY HOLDER FOR PURCHASE OF STOCK:   In addition to the security referenced in this Second Note, Debtor shall issue to Holder Stock Warrants, in substantially the form attached hereto as Exhibit B, for 160,000 shares of Common Stock to be exercised at $0.20 per share to be purchased by the Holder.

16.           HOLDER’S RIGHT TO APPROVE ONE DIRECTOR: Holder shall have the right to approve one member of the Board of Directors of Electropure, Inc., a California corporation

17.           WAIVER OF RIGHT TO NOTICE OF BALLOON PAYMENT:   Debtor and Guarantors do hereby waive any rights it/he/she/they may have under Cal. Civ. Code §2924i and/or §2966 or any successor statute to notice of final payment of a balloon payment of the outstanding principal due.

18.           SEVERABILITY: If a court of competent jurisdiction finds any provision of this agreement to be illegal, invalid, or unenforceable as to any person, entity or circumstance, that finding shall not make the offending provision illegal, invalid or unenforceable as to any other person, entity or circumstance.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid, and enforceable.  If the offending provision cannot be so modified it shall be considered deleted from this agreement.  Unless otherwise required by law, the illegality, invalidity or enforceability of any provision of this agreement shall not affect the legality, validity or enforceability of any other provision of this agreement.

19.           SUCCESSORS AND ASSIGNS: Subject to any limitations on transfers of interest of any party or Guarantor of this Note, this agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

20.           SURVIVAL OF REPRESENTATIONS AND WARRANTIES: All representations, warranties, and agreements made by Debtor and/or by Guarantors in this agreement shall survive the execution and delivery of this Second Note and its related Second Note

Documents, shall be continuing in nature, and shall remain in full force and effect until Debtor’s indebtedness shall be paid in full.

21.           DEBTOR TO PAY HOLDER’S EXPENSES: Debtor shall pay Holder’s expenses, including all escrow and title insurance fees, and Holder’s attorneys fees and costs, pursuant to that certain Retainer Agreement executed by Electropure, LLC on February 3, 2004 in which Electropure, LLC acknowledged that Holder’s attorney is representing Holder in this transaction.  Mortgage Brokers shall reimburse Debtor for up to $5,000.00 in said attorneys fees and costs at close of escrow.

22.           MISCELLANEOUS:

22.1  Time is on the essence in the performance of this agreement.

22.2   Holder shall not be deemed to have waived any rights under this agreement unless such waiver is given in a writing and signed by Holder.  No delay or omission on the part of Holder in enforcing any right shall operate as a waiver of such right or any other right.  A waiver of any provision or right shall not constitute a waiver of the Holder’s right otherwise to demand strict compliance with that provision or any provision of this agreement.  No prior waiver by Holder, nor any course of dealing between Holder and Debtor shall constitute a waiver of any of Holder’s rights or Debtor’s obligations as to any future transactions.

22.3   This agreement shall be governed by, construed and enforced in accordance with the laws of the State of California.  Debtor and Guarantors each agree that the Superior Court of San Mateo County shall have jurisdiction over any matter arising out of this agreement, and that venue shall be proper in Superior Court of San Mateo County, California.  In any dispute arising out of this agreement the prevailing party, whether by judgment, arbitration award or settlement, shall be entitled to an award of its costs and attorneys fees.

22.4   This agreement together with the related Second Note Documents all of which are incorporated herein by reference, constitute the entire understanding and agreement of the parties as to the matters set forth in this agreement.  No alteration of or amendment to this agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

22.5   The parties executing this document covenant and warrant that the person executing this document is fully authorized to do so, and that this agreement shall be construed as a fully binding contract between the parties referenced herein.  The signatories hereto warrant on behalf of the entity for which he/she is authorized to act that execution of this agreement does not and shall not with the passage of time violate any provisions of law, of their respective corporate documents or of their respective trust documents.

The foregoing is hereby acknowledged and agreed to as of the date first written above:

DEBTOR:
BY: ELECTROPURE HOLDINGS, LLC., a California limited liability company
By :	/S/ CATHERINE PATTERSON
Its:	CFO of Managing Member
ELECTROPURE, INC., a California corporation its sole Member
	BY:	/s/ CATHERINE PATTERSON
	Its:	Chief Financial Officer

GUARANTOR:

BY: ELECTROPURE, INC., a California corporation
BY:	/s/ CATHERINE PATTERSON
Its:	Chief Financial Officer

BY:

GUARANTOR:

/s/ ANTHONY M. FRANK
ANTHONY FRANK

HOLDER:  DO NOT DESTROY THIS NOTE: When paid, this Note and its related Deed of Trust must be surrendered to Trustee for cancellation before reconveyance will be made.